UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 12, 2013

GeoPetro Resources Company

(Exact name of registrant as specified in its charter)

California	001-16749	94-3214487
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 California Street, Suite 600

San Francisco, CA  94111
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (415) 398-8186

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On April 10, 2013, GeoPetro Resources Company (the “Company”) received a letter from the staff of the Corporate Compliance Department of NYSE Regulation, Inc. (the “Staff”), on behalf of NYSE MKT LLC (the “Exchange”), notifying the Company of its determination to initiate delisting proceedings because the Company had become financially impaired, and had failed to demonstrate its ability to remedy its financial impairment within the period allowed by the Staff, and thus it was no longer compliant with the continued listing standards of the Exchange.

The Company requested an appeal hearing before a Listing Qualifications Panel (the “Panel”) as permitted by Sections 1009, 1203 and 1204 of the NYSE MKT Company Guide (the “Company Guide”). The hearing was held on June 13, 2013, at which time representatives of the Company and of the Staff appeared. After considering the parties’ presentations at the hearing, the Staff’s prior written submission and the Company’s submission presented at the hearing, the Panel decided to defer further action on the appeal pending the Panel’s receipt of a report from the Staff regarding the results of the Company’s operations through July 15, 2013. On August 2, 2013, the Staff filed a report indicating that the Company should be delisted and the Company filed a response on August 6, 2013 requesting continued listing.

On August 12, 2013, the Company received a letter from the Exchange stating that the Panel is denying the Company's appeal. The Company may request that the full Committee on Securities review the decision of the Panel. The request for review and the required fee must be made in writing and received within 15 calendar days from August 12, 2013. A request for review by the full Committee on Securities, however, will not operate as a stay of the Panel's decision. Accordingly, the Exchange will suspend trading in the Company's common stock on August 20, 2013, in accordance with Section 1204(d) of the Company Guide. The Company is evaluating whether or not to request such a review.

The Company’s common stock will commence trading on the OTCQB marketplace on August 21, 2013. The suspension from the NYSE MKT and transition to the OTCQB will not change the Company's obligations to file periodic and other reports with the SEC under applicable federal securities laws.

Item 9.01 Financial Statements and Exhibits

Exhibit 99.1 Press release dated August 16, 2013

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GEOPETRO RESOURCES COMPANY

/s/ Stuart J. Doshi
Stuart J. Doshi, President, Chief Executive Officer and Chairman

Dated: August 16, 2013